COMMON

Certificate Number

Xcelthera

Unleashing the Power of Life Sciences

SEE REVERSE FOR CERTAIN DEFINITIONS

Shares

XCELTHERA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

XCELTHERA, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President

Treasurer

XCELTHERA INC. SEAL CALIFORNIA

Dated

COUNTERSIGNED AND REGISTERED TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED SIGNATURE